Exhibit 3.32

STATE OF ARIZONA ACC/FAX DATE FILED JAN 21 2000

DATE APPR 01-21-2000
TERM

BY	Mindy Robinson
-0936841-5

ARTICLES OF INCORPORATION OF

WILLIAM LYON SOUTHWEST, INC.

an Arizona corporation

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, have this day associated ourselves for the purpose of forming a corporation under the laws of the State of Arizona, and as and for such purpose, do hereby adopt the following Articles of Incorporation:

FIRST: The name of this corporation shall be: William Lyon Southwest, Inc. (the “Corporation”).

SECOND: The known place of business of the Corporation shall be at 3025 S. 48th Street, Suite 4, Tempe, Arizona 85282.

THIRD: The purpose for which this Corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time.

FOURTH: The character of business which this Corporation initially intends to conduct in Arizona is the business of real estate sales and development.

FIFTH: The authorized capital stock of the Corporation shall be one hundred thousand shares (100,000) of common stock, no par value.

SIXTH: The Corporation hereby appoints Lars O. Lagerman of Phoenix, Maricopa County, Arizona, whose address is Two North Central Avenue, Suite 2200, Phoenix, Arizona 85004-4406, its lawful statutory agent in and for the State of Arizona.

SEVENTH: The number of directors constituting the initial board of directors shall be three. The names and addresses of the persons who are to serve until their successors are elected and qualify are as follows:

William Lyon 19 Corporate Plaza Newport Beach, CA 92660	Wade H. Cable 19 Corporate Plaza Newport Beach, CA 92660

David M. Siegel 19 Corporate Plaza Newport Beach, CA 92660

EIGHTH: The name and address of the incorporator is:

Linda L. Foster

19 Corporate Plaza

Newport Beach, CA 92660

All powers, duties, and responsibilities of the incorporator shall cease at the time of delivery of these Articles of Incorporation to the Arizona Corporation Commission.

NINTH: The following officers of the Corporation are elected to hold office for the ensuing year until the respective successors are chosen and qualified, as follows:

Chairman of the Board	William Lyon
President	Wade H. Cable
Sr. Vice President and Chief Financial Officer	David M. Siegel
Sr. Vice President and General Counsel	Nancy M. Harlan
Sr. Vice President and Area Manager	Larry K. Fosholt
Sr. Vice President	Richard S. Robinson
Vice President and Corporate Secretary	Linda L. Foster
Vice President and Corporate Controller	W. Douglass Harris
Vice President and Assistant Secretary	Michael D. Grubbs
Vice President and Assistant Secretary	Cynthia E. Hardgrave

Vice President	C. Dean Stewart
Vice President	Larry Sears
Asst. Secretary and Designated Broker	Fortino A. Gonzales
Assistant Secretary	Justine Black
Assistant Secretary	Charles Caldwell
Assistant Secretary	Billy Littleton
Assistant Secretary	Maureen W. Maxwell
Assistant Secretary	Kathryn A. Sampson
Assistant Treasurer	Brian J. Aitken
Assistant Treasurer	Jane E. Cochrane
Assistant Treasurer	Gary W. Cogan
Assistant Treasurer	Kathleen Martin-Jensen

TENTH: The Corporation shall indemnify, to the maximum extent from time to time permitted by applicable law, any person who incurs liability or expense by reason of such person acting as an officer, director, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise. The indemnification shall be mandatory in all circumstances in which indemnification is permitted by law.

ELEVENTH: To the fullest extent permitted by the Arizona Revised Statutes as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for any action taken or any failure to take any action as a director. No repeal, amendment or modification of this article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the Corporation occurring prior to such repeal, amendment or modification.

TWELFTH: The Corporation shall have the right to pay dividends payable in shares of one class of stock to holders of shares of another class of stock of the Corporation, and no shareholder approval or ratification of any such dividend shall be required.

IN WITNESS WHEREOF, the undersigned incorporater does hereunto sign her name this 20th day of January, 2000.

/s/ Linda L. Foster
Linda L. Foster Vice President and Secretary

The undersigned, having been designated to act as statutory agent, hereby consents to act in that capacity until removed or resignation is submitted in accordance with the Arizona Revised Statutes.

/s/ Lars O. Lagerman
Lars O. Lagerman